                                                                EXHIBIT 10.23
                                                              FS-2700-23 (9/96)
                                                             OMB No.  0596-0082

------------------------------------------------------------------------------------------------------------------
  U.S. DEPARTMENT OF AGRICULTURE       | Holder No.       |        Type Site     |        Authority              |
  Forest Service                       | 4008-1           |        161           |        545                    |
                                       |------------------|----------------------|-------------------------------|
             AMENDMENT                 | Issue Date       |        Expir. Date   |        Region                 |
                FOR                    | 02/26/98         |        01/07/06      |        09                     |
         SPECIAL-USE PERMIT            |------------------|----------------------|-------------------------------|
                                       | Forest           |        District      |        State     |    County  |
                                       | 22               |        04            |          33      |      009   |
------------------------------------------------------------------------------------------------------------------

                              AMENDMENT NUMBER 2


This Amendment is attached to and made a part of the special-use permit for a year-round resort issued to Loon Mountain Recreation Corporation on 1/7/76 which is hereby amended as follows:

On February 26, 1998 control of the holder was obtained by LMRC Holding Corp. Following this transaction, the holder and the Forest Service agreed that this permit and all associated terms and conditions remain in full force and effect.

This Amendment is accepted subject to the conditions set forth herein, and to conditions 18.0 to 20.0 attached hereto and made a part of this Amendment


=========================================================================================================
Loon Mountain Recreation Corporation
By:
Holder:  [sig]                                Authorized Officer:    Donna L. Hepp
        ---------------------------                                  -------------------------------
Holder:                                                    Title:    Forest Supervisor
        ---------------------------                                  -------------------------------
  Date:                                                     Date:      2/26/98
        ---------------------------                                  -------------------------------
=========================================================================================================

According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0082.

This information is needed by the Forest Service to evaluate requests to use National Forest System lands and manage those lands to protect natural resources, administer the use, and ensure public health and safety. This information is required to obtain or retain a benefit. The authority for that requirement is provided by the Organic Act of 1897 and the Federal Land Policy and Management Act of 1976, which authorize the Secretary of Agriculture to promulgate rules and regulations for authorizing and managing National Forest System lands. These statutes, along with the Term Permit Act, National Forest Ski Area Permit Act, Granger-Thye Act, Mineral Leasing Act, Alaska Term Permit Act, Act of September 3, 1954, Wilderness Act, National Forest Roads and Trails Act, Act of November 16, 1973, Archeological Resources Protection Act, and Alaska National Interest Lands Conservation Act, authorize the Secretary of Agriculture to issue authorizations for the use and occupancy of National Forest System lands. The Secretary of Agriculture's regulations at 36 CFR Part 251, Subpart B, establish procedures for issuing those authorizations.

The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service.

Public reporting burden for this collection of information, if requested, is estimated to average 1 hour per response for annual financial information; average 1 hour per response to prepare or update operation and/or maintenance plan; average 1 hour per response for inspection reports; and an average of 1 hour for each request that may include such things as reports, logs, facility and user information, sublease information, and other similar miscellaneous information requests. This includes the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Department of Agriculture, Clearance Officer, OIRM, AG Box 7630, Washington D.C. 20250; and to the Office of Management and Budget, Paperwork Reduction Project (OMB #0596-0082), Washington, D.C. 20503.

            United States                          a.  Record No. (1-2)       b.  Region (3-4)          c.  Forest (5-6)
          Department of Agriculture                                70             Eastern  09               White  22
          Forest Service                                                                                    Mountain
             SPECIAL USE PERMIT                    d.  District (7-8)         e.  User No (9-12)        f.  Kind (13-15)
            (Act of June 4, 1897)                      Pemigewassett 04                    4008             Winter 163
          This permit is revocable                                                                          Sports Resort
            and nontransferable                    g.  State (16-17)          h.  County  (18-20)       k.  Card no. (21)
                Ref. FSM 2710                          New Hampshire 33           Grafton    009                      1
          Issue date 1/7/76



Permission is hereby granted to Loon Mountain Recreation Corporation of Kancamagus Highway, Rt. 112, Lincoln, NH 03251, hereinafter called the permittee, to use subject to the conditions set out below the following described lands or improvements:

A portion of Tract 50A on the north slope of Loon Mountain in the Town of Lincoln, Grafton County, New Hampshire, as is more particularly shown and described in the attached map titled Permit Area Map and dated 12/04/75, which is made a part of this permit as Exhibit A.

This permit covers 777.76 acres and is issued for the purpose of:

Constructing, operating, and maintaining a year-round outdoor recreational development consisting of the improvements, facilities, and services as shown on the approved development plan which forms a part of this permit.

This permit supersedes a special use permit designated 2720 Loon Mountain Recreation Corporation and dated 09/24/65.

1. Construction or occupancy and use under this permit shall begin immediately and construction, if any, shall be completed within N/A months, from the date of the permit. This use shall be actually exercised at least 365 days each year unless otherwise authorized in writing.

2. See Clause 18.

3. This permit is accepted subject to the conditions set forth herein, and to conditions 18.0 to 20.0 attached hereto and made a part of this permit.

18. Fees and Payments

    Annual fees and payments for this use are covered by provisions of Clause
    20.0 of the Term Special Use Permit bearing the same designation.

19. Permit Termination

    Unless sooner terminated or revoked by the Regional Forester, Forest Service, in accordance with the provisions of the permit, this permit will expire and become void on the same expiration date as the Term Special Use Permit bearing the same designation.

20. Clauses 20.0 through 27-14 of the Term Special Use Permit bearing the same designation will apply with equal force to this permit.

4/7/97                                                                 EXHIBIT 2

                               MITIGATION MEASURES
                                       for
                             LOON MOUNTAIN SKI AREA

This document summarizes the mitigating and monitoring measures that will be implemented in administering the Loon Mountain Special Use Permit authorization for the Loon Mountain Ski Area. These measures will be implemented through the terms and conditions of the Special Use Permit and the Annual Operating Plan. A brief description follows:

    Special Use Permit - Authorizes the Loon Mountain Recreation Corporation to occupy National Forest System Lands for the purpose of operating a year-round resort. The Special Use Permit, under authority of the National Forest Ski Area Permit Act of 1986 (16 USC 497b) requires a Master Development Plan (MDP) and a Site Development Schedule.

    Annual Operating Plans - Are prepared for area operations. The operating plans include at a minimum, sections describing: ski patrol and first aid; communications; signs; general safety and sanitation; erosion control; accident reporting; avalanche control; search and rescue; boundary management; vegetation management; designation of representatives; trail routes for nordic skiing and mitigation measures.

Conditions

WILDLIFE

The purpose of these mitigation measures is to mitigate impacts on wildlife.

    Obtain control of a parcel of land that meets the criteria for off-site mitigation for deer winter habitat. This was accomplished through the purchase of parcel 1 (49 acres) and purchase of a conservation easement for parcel 2 (18 acres), collectively called the mitigation area.

    Increase the carrying capacity of winter deer habitat in parcel 1 and the adjoining Horner Brook deer wintering area.

         Forest Service will monitor management control of the mitigation area per the detailed mitigation plan that has support from appropriate town, county, state, federal and private entities.

         Parcel 1 will be managed by Loon to optimize growth and long term stability of hemlock, oak and beech components. All cavity trees should be retained.

         Document the permitted and unpermitted human uses for Parcel 2 under the conservation agreement.

    Wherever feasible, the edges of ski runs, lifts and trails will be maintained in an irregular uneven fashion (scalloped) in order to optimize the amount of edge habitat for the benefit of deer and other wildlife.

    Establish a public education program directed at improving the awareness of users of the ski area to the needs and requirements of native wildlife. Part of this program should explain why deer in the winter are vulnerable and need to be left alone. It should also explain why it is important not to habituate black bears to people or allow them to feed on garbage. This may involve producing information pamphlets and holding informational meetings for users of the area of concern. The central theme of the education program should be that in order to protect bears and maintain their presence in the environment, people should not present them with opportunities to become a nuisance or hazard.

WATER

Loon may make snow on National Forest System lands subject to the following limitations:


    MONITORING MINIMUM FLOW - Loon must measure rates of withdrawal. Recording devices must be installed at the East Branch of the Pemigewasset River, Boyle Brook and Loon Pond water withdrawal sites. The recording devices must be: capable of recording the rate of water withdrawal and the total volume pumped over time utilizing on-line mechanical measurements and off-line electronic recording; installed in a tamper-proof manner; maintained by the permittee; visible through glass/plexiglass from the outside of the pumphouse/intake port; and operated from the onset of the snowmaking season until the end of the ski season.


    No withdrawal will occur when these recording devices are not running, unless the Forest Service is notified and verifies that the stream gauging site clearly indicates low-flow requirements are being met. Non-operation of the recording devices will be corrected as soon as practicable, as determined by the authorized officer.

    WATER QUALITY MONITORING PROGRAM - The permittee shall develop and carry out a water quality monitoring program in cooperation with the Forest Service, State of New Hampshire, Environmental Protection Agency, Town of Lincoln, and other interested agencies to document future water quality changes and to determine if predictions were accurate. Loon is responsible for implemetation of the water quality monitoring program. Should water quality problems be identified, the Forest Service will require Loon to conduct additional appropriate mitigation. The authorized officer may require changes in the monitoring practices based on results and changes in technology. Listed below are components of the water quality monitoring program:

    Goals of the Water Quality Monitoring Program are: to evaluate the effectiveness of mitigation measures and best management practices; provide a system to trigger corrective action in the event of a water quality problem;

    verify the modeling used in the development of the Final EIS; provide a basis for detecting trends over time and assessing the current status of water quality; and ensure compliance with New Hampshire water quality standards, including future non-point pollution control standards.

         Assumptions include: this is not a research project; the number of samples will not meet statistical analysis criteria on a short term basis; samples will be collected, handled, preserved and analyzed using EPA approved techniques and Standard Methods for the Examination of Water and Wastewater; sampling will develop a 1 to 2 year baseline for the program; data will be available to any interested party as soon as possible after analysis is completed; monitoring will focus on the East Branch, but tributaries may be sampled if changes occur in critical parameters; the permittee is responsible for the cost of collecting, transporting, analyzing and evaluating samples unless otherwise noted; and samples will be analyzed at the State water quality lab in Concord, NH or other EPA-certified lab.

         Sampling Stations - Four primary and two secondary sampling stations will be used and located as shown on the attached map. Primary stations are EB1, EB2, EB4 and LP1. Secondary stations are WL1 and LP2. The need for additional sampling stations will be determined by the authorized officer, in consultation with New Hampshire Department of Environmental Services (NHDES) on the tributary stations MS1, BB1, CB1 and PB1.

         The Forest Service will, on a periodic basis and not less than once a year, call a meeting of the cooperating agencies including State of New Hampshire, Town of Lincoln, EPA and US Fish and Wildlife Service. The purpose of the meeting will be to review the data collected, recommend adjustments for future monitoring, and adjust the frequency of sampling. parameters measured and sites monitored.

         Grab sampling will be utilized at all stations. Other methods may be employed if the authorized officer determines they are needed for better sampling. The permittee will collect the samples or may contract for their collection. Any signs of excessive erosion or other potential water quality violations will be reported immediately to the Forest Service, Pemigewasset Ranger District, Plymouth, NH.

         Baseline monitoring - Has been done and accepted. The WQMPG will address the need to resample baseline at each annual meeting.

         Only those parameters that would be likely to change due to permittee's actions will be continued to be monitored. Decisions to change the parameters will be discussed at the annual meeting and will be confirmed by notification from the authorized officer.

         All water quality data will be stored in the EPA's national water quality data storage and retrieval system (STORET). Data will be made available as soon as possible after analysis and will be supplied to the Forest Service, EPA, NHDES, Town of Lincoln and Loon. The public may request

                                TABLE 1. LOON MOUNTAIN SOUTH MOUNTAIN WATER QUALITY MONITORING PLAN

Site                  ID                Intent           Responsibility    Collection       Parameters        Threshold for
                                                         (Annual costs)    and Analysis                       Further Action
-----------------------------------------------------------------------------------------------------------------------------------
Primary Stations
East Branch at        EB1      Provide background data      Loon           Standard Methods - Turbidity       Background station:
Forest Boundary                on water quality upstream    [$6500]                         - Temperature     represents natural
downstream of                  of influence by Loon or                                      - Major ions      conditions normally
Kancamagus Bridge              Lincoln                                                      - Conductance     beyond human control
                                                                                            - Minor elements  Lincoln will be given
                                                                                            - Bacteria        results as soon as
                                                                                            - Alkalinity      possible
                                                                                            - Nitrogen
                                                                                            - Phosphorus
                                                                                            - pH


East Branch below     EB2      Monitor the impact of        Loon           Standard Methods - Turbidity       Any elevated levels
Loon Pond Brook and            the ski area expansion,      [$2500]                         - Temperature     greater than EB1/EB2
above South Mountain           and housing development                                      - Major ions      will trigger invest-
Bridge                         on the quality                                               - Conductance     igation for source
                               of the water in the East                                     - Minor elements  and may create need
                               Branch Provide an upstream                                   - pH              for more sampling
                               station for monitoring the                                   - Alkalinity      sites between EB2
                               effects of the sewage                                        - Nitrogen        and EB3
                               treatment outflow                                            - Phosphorus
                                                                                            - Bacteria
                                                                                            - BOD5
                                                                                            - Pesticides (golf
                                                                                              course)


East Branch at        EB4      Measure cumulative impacts   Loon           Standard Methods - Turbidity       Any elevated level
confluence with                of all activities in the     [$6500]                         - Temperature     will trigger site
main stem                      project area including a                                     - Major ions      evaluation by the
                               sewage treatment facility                                    - Conductance     State/Lincoln
                                                                                            - Minor elements
                                                                                            - pH
                                                                                            - Alkalinity
                                                                                            - Nitrogen
                                                                                            - Phosphorus
                                                                                            - Bacteria
                                                                                            - BOD5

Loon Pond             LP1      Determine effects of         Loon           Standard Methods - Turbidity       Change from natural
                               ski area development         [$5000]                         - Temperature     conditions. Notify
                               on Loon Pond                                                 - Major ions      State/Loon
                                                                                            - Minor elements
                                                                                            - pH
                                                                                            - Alkalinity
                                                                                            - Nitrogen
                                                                                            - Phosphorus
                                                                                            - Bacteria
                                                                                            - Oil & grease





Sampling                  Sampling          Duration
Frequency                 Methods
--------------------------------------------------------------------
Monthly for all           Grab,             Long term for
parameters, including     integrated for    all parameters
major events              all parameters

Monthly for all           Grab,             All parameters:
parameters, including     integrated for    Three years minimum,
major events              all parameters    longer if impacts are
                                            detected. One year prior/
                                            during and two years
                                            beyond completion of
                                            Phase I Repeat for
                                            Phase II Longer if
                                            impacts are detected.


Monthly for all           Grab,             Long term,
parameters, including     integrated for    same as EB1
major events              all parameters


Monthly for all           Grab,             Until shown that no
parameters, including     integrated for    problems exist and
major events              all parameters    control measures are
                                            effective


                              TABLE 1. CONTINUED

-----------------------------------------------------------------------------------------------------------------------------
Site                     ID         Intent                          Responsibility      Collection           Parameters
                                                                    (Annual costs)      and Analysis
-----------------------------------------------------------------------------------------------------------------------------
Secondary Stations

Water Line to            WL1        Determine the quality of        Loon                Standard Methods      - Turbidity
Loon Pond                           the water being pumped          [$1000]
                                    to Loon Pond

                                                                                                              - Conductance


                                                                                                              - Bacteria

-----------------------------------------------------------------------------------------------------------------------------
Loon Pond Brook          LP2        Provide data on the effect      Loon                Standard Methods      - Turbidity
at Lincoln's reservoir              of slope development on water   [$1200]
                                    quality of a water supply                                                 - Bacteria
                                    stream
-----------------------------------------------------------------------------------------------------------------------------



Threshold for             Sampling                  Sampling              Duration
Further Action            Frequency                 Methods
---------------------------------------------------------------------------------------------------
5 NTU-pumping             Before and during         Turbidimeter          Life of permit
with lease                pumping


100 Mmhos/cm -            Daily during pumping      Conductance           Life of permit
pumping will cease                                  meter

Class A standards         Daily during pumping      Grap Sample           Life of permit

---------------------------------------------------------------------------------------------------
5 NTU                     Monthly for all           Grab,                 One year prior and two
                          parameters plus one       integrated for all    years beyond initiation
Class A Standards         major storm event         parameters            and completion of trails
                                                                          crossing the watershed.
                                                                          Longer  if impacts are
                                                                          detected
---------------------------------------------------------------------------------------------------

         copies of the data from any of these entities. The Forest Service and Loon will coordinate their sampling stations with those of the State so overlapping stations are recorded as the same location in STORET.

         In the event a threshold for further action is triggered (ie. a parameters value exceeds the threshold level set in this plan), Loon will report as soon as possible all threshold exceedances to NHDES, and all exceedances on streams draining from National Forest System lands to the Forest Service. Threshold levels for this plan will be developed following the baseline monitoring. The source of any exceedance of these thresholds will be located and appropriate action will be taken by the permittee to correct the situation.

         Monitoring stations EB1 and EB4 will be long term water quality stations. Monitoring stations on tributary streams may be phased out after their particular monitoring need has been met.

GEOLOGY & SOILS

These mitigation measures will be implemented to reduce the potential impacts of any soil disturbing activities to minimal levels.

Best management practices for water and soil resource protection will be followed whenever maintenance work is performed within the permit area. Best management practices are based upon those in the Environmental Protection Agency Ready Reference Guide to Non-point Source Pollution for the New England States (EPA 1988), and have been found generally effective if applied appropriately in most non-point source situations. The list includes applicable Forest Plan standards and guidelines.

    The interpretation of ecological land types and ecological land type phases will be used to guide all land management activities.

    Inspection as soon as possible after snowmelt will identify areas needing reseeding. Reseeding will occur by June 1.

    Any revegetaion necessary will be with native plant species.

VISUALS

The purpose of these mitigation measures are to minimize impacts on the visual resource.

    Lift towers and related structures will be painted dark, non-reflective colors which blend with the background during both the summar and winter periods.

    Ski lift terminals will be designed to blend with the summer environment. Temporary or seasonal removal or covering of facilities with camoflage netting will be considered to conceal some facilities if highly dominant in the landscape and veiwed from sensitive areas.

    Visual impacts which were not adequately predicted or caused by unforseen circumstances, such as tree blow-down, will be corrected by additional vegetation clearing, replanting or other methods.

ANNUAL OPERATING PLANS

In preparing and approving annual operating plans for the ski area, the Forest will:

    Emphasize use and operation of snowmaking equipment that reduces noise impacts from snowmaking activities;

    Schedule work needed to comply with water resource monitoring and management of the white-tailed deer mitigation area;

    Schedule work needed to complete the modification of the area's snowmaking system.

    The Forest Service will meet at least annually with the permittee and representatives of state and local government to review the status of operation of the ski area, the effectiveness of mitigation measures, and the results of monitoring programs. The Forest Supervisor will exercise her/his authority under the terms of the permit to suspend operation of the area if it is believed that it is needed to address problems with human health or safety or environmental impacts. Any suspension may result in such things as modification of the annual operating plan or the terms and conditions of the permit itself.

    Emergencies may occur. Procedures will follow the Annual operating plan.

                     SOIL EROSION AND SEDIMENT CONTROL PLAN

                      LOON MOUNTAIN RECREATION CORPORATION
                                    (3/24/97)

The purpose of this plan is to minimize accelerated soil erosion and sediment delivery to streams at Loon Mountain Ski Area. It focuses on three situations:

- Maintenance of existing soil erosion control measures on ski trails, service roads, lift lines and around structures

- Completion of conservation measures, as necessary, on the more recently constructed trails and lift lines at South Mountain

-   Emergency soil erosion and sediment delivery problems

                               Routine Maintenance

The following are regular, annual soil erosion control maintenance activities routinely reviewed by the Forest Service, and implemented by Loon Mountain Recreation Corporation. This applies to all locations, including designated cross-country and mountain biking trails, but not including the remainder of South Mountain.

- Drainage ditches and water bars are to be maintained. This may include rechanneling partially frozen ditches by hand, and hand or machine work during the snow free season. Special attention should occur after major storms events when intense rainfall may cause accelerated erosion, and rip-rap or jute matting may be necessary at culvert outflows.

- Inspect, and clean out, as necessary, storm culverts on trails, parking lots, building vicinities and service roads. Pay special attention to outflow areas where hay bales, silt fences, or rip-rap may be necessary.

- Grade, re-shape, and restore service roads, ski trails, lift lines and around structures, as necessary, to manage surface water.

- Implement routine fertilization, liming and seeding of slopes, lift lines, roadsides and the vicinity of structures. Fertilization should be at the rate of approximately 300 pounds per acre using a 20-20-20 application, or its equivalent. Lime should be applied at the rate of about 1-2 tons per acre. Seeding, as necessary, should apply those grass species approved by the Forest Service; it should be done early summer when soil moisture is less likely to be limiting to its germination; and at a rate of generally 60-80 pounds per acre. Mulching may become necessary if bare rocks or ledge appear, and is done at the rate of about 2 tons per acre.

                                 South Mountain

South Mountain has one trail which has been completely constructed including grading, seeding, fertilizer and lime; and it has one trail and a lift line where the trees have been harvested, and skid trails waterbarred, but no further work has been done except original soil erosion measures.

The completed ski trail will be left to re-vegetate naturally. The expectation based on ecological land types in the area is it will gradually return to a northern hardwood forest beneath 2500' of elevation, and there will be spruce or balsam fir at the higher elevations. Water bar inspection, and clean-out, should continue for 2-3 years until the slope hydrology is more controlled by forest vegetation than the grass cover and drainage structures.

The ski slope and lift line where tree stumps remain will be inspected this spring for possible areas of accelerated soil erosion. The review will focus primarily on skid trails where it is most likely mineral soil may remain exposed from the harvest operations. The skid trails will be waterbarred, as necessary, using the following general guidelines for spacing (FEIS at B-1). The spacing will take advantage of natural breaks in terrain for greatest effectiveness.

Percent of Slope   2-5      6-10     11-15       16-20     20-30      30+

Distance Between   300      200-     100-        100          80      60
Bars                        300      200

Inspection of waterbars will be done for two years following installation to insure effectiveness. Waterbars will be earth berms.

Grass seeding, mulching, fertilization and liming will be applied to areas identified by Forest Service inspection. The kinds and rates will be as described under routine maintenance. The time of application will be approximately June 1, 1997 depending on soil moisture as it affects accessibility of machinery.

                                   Emergencies

In the event of an emergency with soil erosion or sediment delivery impacts, a site specific soil erosion plan will be jointly devised by the Forest Service and Loon Mountain Recreation Corporation, and approved by the District Ranger. It will be implemented by LMRC.

The conservation practices to deal with such emergencies shall include those items, as applicable, shown in Appendice's B(1-2) (Loon Mountain Erosion Control
Plan) and G(5-8) (Water Resources Mitigation Plan). All conservation measures will be consistent with the White Mountain National Forest Land and Resource Management Plan.

                      LOON MOUNTAIN RECREATION CORPORATION
                      SCHEDULE OF GROSS FIXED ASSETS (GFA)
                              AS OF APRIL 30, 1993

               ASSET CATEGORY                         APPROVED GFA
               Land Improvements                      $2,028,042

               Buildings                              $5,761,023

               Ski Lifts                              $6,256,541

               Trails and Slopes                      $1,259,862

               Vehicles and Machines                  $2,347,861

               Equipment/Furnishings                  $7,568,790

               TOTAL                                  $25,222,119

NOTE: The accounts and amounts appearing in this schedule reflect the capitalized cost of facilities and improvements used to generate Graduated Rate Fee System (GRFS) Sales as of April 30, 1993. It is subject to change in accordance with permit clauses VI E and VI L and current Forest Service Manual direction.